UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2023

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of LSI Industries Inc. (“LSI” or the “Company”) was held on November 1, 2023 at which the following matters were submitted to a vote of shareholders:

(a)         Votes regarding the election of seven directors.

Name	For	Withheld	Broker Non-Votes
Robert P. Beech	18,649,561	3,318,061	3,157,101
Ronald D. Brown	21,258,526	709,096	3,157,101
James A. Clark	21,038,031	929,591	3,157,101
Amy L. Hanson	18,339,735	3,627,887	3,157,101
Chantel E. Lenard	18,998,593	2,969,029	3,157,101
Ernest W. Marshall, Jr.	16,728,210	5,239,412	3,157,101
Wilfred T. O’Gara	20,329,784	1,637,383	3,157,101

(b)         Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as LSI’s Independent Registered Public Accounting Firm for fiscal 2024.

For	Against	Abstain
23,732,597	1,375,933	16,193

(c)         Advisory votes on the Company’s executive compensation as described in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Votes
21,734,663	167,283	65,676	3,157,101

(d)         Advisory votes on the frequency of future advisory votes on executive compensation to be held every:

1 Year	2 Years	3 Years	Abstain
18,817,350	107,006	1,700,048	1,343,218

In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company's Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of named executive officers.  The Company is required to hold an advisory vote on frequency at minimum every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

/s/ Thomas A. Caneris
Thomas A. Caneris
Executive Vice President, Human Resources & General Counsel
November 2, 2023